UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DBX ETF TRUST

(Exact Name of Registrant as Specified in Its Charter)

Delaware	(See Below)
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

345 Park Avenue, New York, New York	10154
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of the Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, no par value per share of:

Xtrackers Indxx Advanced Life Sciences & Smart Healthcare ETF	NYSE Arca, Inc.	38-1909523

Xtrackers Indxx New Energy & Environment ETF	NYSE Arca, Inc.	38-4092654

Xtrackers Indxx Space & Exploration ETF	NYSE Arca, Inc.	61-1900951

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-170122; 811-22487

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value per share, of Xtrackers Indxx Advanced Life Sciences & Smart Healthcare ETF, Xtrackers Indxx New Energy & Environment ETF and Xtrackers Indxx Space & Exploration ETF, each a series of DBX ETF Trust (the “Trust”), to be registered hereunder is set forth in Post-Effective Amendment No. 435 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-170122; 811-22487) filed on November 16, 2018, which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2.	Exhibits

1. The Trust’s Agreement and Declaration of Trust is included as Exhibit (a)(2) to Pre-Effective Amendment No. 1 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-170122; 811-22487), as filed with the Securities and Exchange Commission on February 9, 2011.

2. The Trust’s By-Laws are included as Exhibit (b) to Post-Effective Amendment No. 397 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-170122; 811-22487), as filed with the Securities and Exchange Commission on December 21, 2017.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DBX ETF TRUST

Date: December 13, 2018	By:	/s/ Freddi Klassen
Freddi Klassen
President and Chief Executive Officer